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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 16, 1999

                              PEGASUS SYSTEMS, INC.
               (Exact name of registrant as specified in charter)


         Delaware                       000-22935              75-2605174
(State or other jurisdiction           (Commission            (IRS Employer
of incorporation)                      File Number)         Identification No.)


                           3811 Turtle Creek Boulevard
                                   Suite 1100
                              Dallas, Texas 75219
                    (Address of principal executive offices)

                                 (214) 528-5656
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

         On November 16, 1999, Pegasus Systems, Inc., a Delaware corporation ("Pegasus") and its wholly owned subsidiary Pegasus Worldwide, Inc., a Delaware corporation ("PWI"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with REZ, Inc., a Delaware corporation ("REZ"), Reed Elsevier Inc., a Massachusetts corporation ("Reed Elsevier"), and Utell International Group, Ltd., a corporation organized under the laws of England and Wales ("Utell"), pursuant to which PWI will merge with and into REZ, with REZ being the surviving corporation (the "Merger"). After the Merger, REZ will operate as a wholly owned subsidiary of Pegasus.

         In the Merger, the stockholders of REZ will be entitled to receive an aggregate of 2.66 million shares of Pegasus common stock, $115 million in cash and a $20 million note payable to Utell, in lieu of cash consideration otherwise receivable by Utell, subject to closing balance sheet adjustments and post closing escrow arrangements. No fractional shares will be issued and in lieu thereof, REZ stockholders will receive a cash payment for any fractional shares. Consummation of the Merger is expected to occur in the first quarter of 2000, subject to certain conditions including the effectiveness of certain filings with the Securities and Exchange Commission and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits

        99.1     Press Release, dated November 17, 1999.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              PEGASUS SYSTEMS, INC.




Date:  November 22, 1999                      By:  /s/ Jerome L. Galant
                                                 ------------------------------
                                                       Jerome L. Galant
                                                       Chief Financial Officer




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                                  EXHIBIT INDEX


Exhibit
No.               Description
-------           -----------
99.1              Press Release, dated November 17, 1999.